99A.2


                                                                      EXHIBIT A2

                          CATALYST VIDALIA CORPORATION

                                 BALANCE SHEETS

                                 (IN THOUSANDS)

                                    UNAUDITED


                                     ASSETS

                                                     December 31,   December 31,
                                                         2002           2001
                                                     ------------   ------------

Cash and cash equivalents                              $   923        $   583
Investment in CORHLP                                    49,748         42,059
Management fee and interest receivable - CORHLP          5,403          3,899
Other assets                                                 1            122
                                                       -------        -------
         Total assets                                  $56,075        $46,663
                                                       =======        =======




                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
      Intercompany payable to TCG                      $ 2,455        $ 1,285
      Intercompany payable to CVHC                          --             --
      Management fee payable to GLP                        390          1,170
      Due to affiliates under tax sharing agreement      6,097          4,850
                                                       -------        -------
         Total liabilities                               8,942          7,305
                                                       -------        -------

Stockholder's equity:
      Common stock                                          --             --
      Additional paid-in capital                            --             --
      Retained earnings                                 47,133         39,358
                                                       -------        -------
         Total stockholder's equity                     47,133         39,358
                                                       -------        -------
         Total liabilities and stockholders equity     $56,075        $46,663
                                                       =======        =======

                                                                      EXHIBIT A2


                          CATALYST VIDALIA CORPORATION

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                    UNAUDITED



                                                              Year Ended
                                                             December 31,
                                                     --------------------------
                                                       2002              2001
                                                     --------          --------

Revenues:
      Equity interest in operatin
           results of CORHLP                         $  7,689          $  2,311
      Management fee from CORHLP                        2,136             2,050
      Interest income                                     175               169
                                                     --------          --------
                                                       10,000             4,530
                                                     --------          --------

Expenses:
      General and administrative                            3                 1
      Management fees                                     750               750
                                                     --------          --------
                                                          753               761
                                                     --------          --------

Pre tax income                                          9,247             3,769

Tax provision                                          (1,472)             (477)
                                                     --------          --------

Net income                                           $  7,775          $  3,292
                                                     ========          ========

                                                                      EXHIBIT A2


                          CATALYST VIDALIA CORPORATION

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                    UNAUDITED


                                                                 Year Ended
                                                                December 31,
                                                            --------------------
                                                              2002        2001
                                                            -------     -------
Cash flows provided by (used in) all activities:
   Net income                                               $ 7,775     $ 3,292
   Adjustments to reconcile net income  to net
    cash provided by (used  in) all activities:
       Intercompany tax sharing                               1,247          --
       Equity interest in operating results of CORHLP        (7,689)     (2,311)
       Changes in assets and liabilities:
           Management fee receivable from CORHLP             (1,504)     (1,430)
           Management fee payable to GLP                       (780)        390
           Intercompany payable to TCG                        1,170          --
           Other assets and liabilities, net                    121         313
                                                            -------     -------
Net cash provided by all activities                             340         254

Cash and cash equivalents beginning of the period               583         329
                                                            -------     -------
Cash and cash equivalents at end of period                  $   923     $   583
                                                            =======     =======

                                                                      EXHIBIT A2


                          CATALYST VIDALIA CORPORATION

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                    UNAUDITED


                                                          Additional
                                     Shares                   Paid
                                   of Common    Common         In       Retained
                                     Stock       Stock      Capital     Earnings     Total
                                   ---------    -------   -----------   --------    -------

Balance December 31, 2000                10     $    --     $    --     $ 9,407     $ 9,407
ss
Prior period adjustment for tax
  sharing agreement                                                      26,659      26,659

Net income                                                                3,292       3,292
                                    -------     -------     -------     -------     -------

Balance December  31, 2001               10          --          --      39,358      39,358

Net income                                                                7,775       7,775

                                    -------     -------     -------     -------     -------
Balance December 31, 2002                10     $    --     $    --     $47,133     $47,133
                                    =======     =======     =======     =======     =======

                                                                       EXHIBIT B


                            THE CATALYST GROUP, INC.

                      ORGANIZATION AS OF DECEMBER 31, 2002

                                         State of               Location of
Name                                     Incorporation          Business            Nature of Business
----                                     -------------          ---------------     ------------------

Ronald W. Cantwell                       N/A                    N/A                 100% ownership of The Catalyst Group, Inc.
  (Individual)

The Catalyst Group, Inc.                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Acquisition
                                                                                    Corporation.

Catalyst Vidalia Acquisition             Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Holding
  Corporation ("CVAC")                                                              Corporation and the sole member of Century
                                                                                    Power, LLC.

Century Power, LLC                       Louisiana              Edison, NJ          Owns 100% of the CVHC Participating Preferred
                                                                                    Stock

Catalyst Vidalia Holding                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Corporation
  Corporation ("CVHC")                                                              and the sole member of Vidalia Holding, LLC.

Vidalia Holding, LLC                     A Louisiana            Edison, NJ          Limited Partner of Catalyst Old River
                                         Limited Liability                          Hydroelectric Limited Partnership with a 25%
                                         Company                                    undivided interest.


Catalyst Vidalia Corporation             Louisiana              Edison, NJ          General Partner of Catalyst Old River
                                                                                    Hydroelectric Limited Partnership with 50%
                                                                                    undivided interest in and 100% voting interest
                                                                                    in such partnership.

Catalyst Old River Hydroelectric         A Louisiana Limited    Vidalia, LA         Lessee of a 192 megawatt hydroelectric facility
  Limited Partnership                    Partnership                                in Concordia Parish, Louisiana.

Catalyst Construction Corporation        Delaware               --                  Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction             Delaware               --                  Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation     Delaware               --                  Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines             Connecticut            --                  Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation      Delaware               --                  Inactive, owned 100% by CVAC